                 NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST II
                               (a Delaware Trust)

                              8,000,000 Securities

                   7.10% Trust Preferred Securities ("TRUPS"*)

                 (Liquidation Amount $25 per Preferred Security)


                             UNDERWRITING AGREEMENT


                                October 14, 1998



SALOMON SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
As Representatives of the Several Underwriters
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Ladies and Gentlemen:

         1. Introductory. Nationwide Financial Services Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and Nationwide Financial Services, Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with respect to the sale to the Underwriters named in Schedule I hereto (the "Underwriters") for whom you (the "Representatives") are acting as representatives, of 8,000,000 Preferred Securities designated the 7.10% Trust Preferred Securities of the Trust (the


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*"TruPS" is a registered service mark of Salomon Smith Barney, Inc.
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"Preferred Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

         The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") to the extent set forth in the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of October 19, 1998, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and in certain circumstances described in the Final Prospectus (as defined herein), the Trust will distribute Subordinated Debt Securities (as defined herein) of the Company to holders of Preferred Securities. The 8,000,000 Preferred Securities to be purchased by the Underwriters, together with the related Preferred Securities Guarantee, are collectively referred to herein as the "Securities."

         The Company, the Trust and Nationwide Financial Services Capital Trust III (together with the Trust, the "Nationwide Trusts") have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-52813) covering the registration of securities of the Company and the Nationwide Trusts, including the Securities, under the Securities Act of 1933, as amended (the "Act"), including the related preliminary prospectus or prospectuses. Any reference herein to the Registration Statement, the Basic Prospectus, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 15 hereof.

         The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Declaration (as defined herein), the Subordinated Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), as guaranteed by the Company, to the extent set forth in the Final Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common

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Securities Guarantee Agreement" and, together with the Preferred Securities
Guarantee Agreement, the "Guarantee Agreements") between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase $206,185,600 of 7.10% Junior Subordinated Deferrable Interest Debentures, due October 31, 2028 (the "Subordinated Debt Securities") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust (the "Declaration"), among the Company, as Sponsor, Duane Campbell, David Diamond and Mark Thresher (the "Regular Trustees"), Wilmington Trust Company, as property trustee (the "Property Trustee"), and Delaware trustee (the "Delaware Trustee" and, together with the Property Trustee and the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to a subordinated indenture, dated as of October 19, 1998, between the Company and Wilmington Trust Company, as trustee (the "Subordinated Indenture Trustee"), (as may be supplemented from time to time, the "Subordinated Indenture").

         2. Representations and Warranties. The Offerors, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

                  (a) The Company and the Nationwide Trusts meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission the registration statement (File No. 333-52813) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Offerors may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Offerors will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Offerors have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Offerors have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

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                  (b) On the Effective Date, the Registration Statement did or
         will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Subordinated Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect (i) on the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) which affects the issuance or validity of the Securities, (iii) which affects the consummation of any of the transactions contemplated by this Agreement or (iv) is otherwise material in the context of the sale of the Securities (a "Material Adverse Effect").

                  (d) Each of Nationwide Life Insurance Company, an Ohio corporation, Nationwide Life and Annuity Insurance Company, an Ohio corporation, and any other subsidiary which is a "significant subsidiary" as defined in Section 1.02(w) of Regulation S-X of the Commission (collectively referred to herein as the "Significant Subsidiaries" and individually as a "Significant Subsidiary"), has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to

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         own its properties and conduct its business as described in the Final
         Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned (directly or through subsidiaries) by the Company free from liens, claims, encumbrances and defects.

                  (e) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Final Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business or operations of the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Final Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on May 8, 1998 (the "Certificate of Trust").

                  (f) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Final Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Final Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (g) The Declaration has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Trustees and, assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Date, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally or by general principles of equity


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         and will conform in all material respects to the description thereof contained in the Final Prospectus.

                  (h) Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Final Prospectus.

                  (i) The Preferred Securities have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Final Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

                  (j) The Subordinated Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act with respect to the Subordinated Debt Securities registered thereby; the Subordinated Debt Securities have been duly authorized by the Company, and when the Subordinated Debt Securities are delivered and paid for as described in the Final Prospectus, the Subordinated Indenture will have been duly executed and, assuming due authorization, execution and delivery thereof by the Trustee, delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles, and such Subordinated Debt Securities will have been duly executed, and, when authenticated in the manner provided for in the Subordinated Indenture and delivered against payment therefore as described in the Final Prospectus, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and will conform in all material respects to the description thereof contained in the Final Prospectus.

                  (k) Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between either of the Offerors and any person that would give rise to a valid claim against either such Offeror or any Underwriter for



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         a brokerage commission, finder's fee or other like payment in connection with the offering of the Securities.

                  (l) Except as set forth in the Intercompany Agreement filed as Exhibit 3.3 to the Registration Statement (the "Intercompany Agreement"), there are no contracts, agreements or understandings between the Offerors and any person granting such person the right to require the Offerors to file a registration statement under the Act with respect to any securities of the Offerors owned or to be owned by such person or to require the Offerors to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Offerors, except such as have been obtained under the Act, the Exchange Act, the rules and regulations of the Commission (the "Rules and Regulations"), the by-laws of the National Association of Securities Dealers, Inc. ("NASD") and the Trust Indenture Act and such as may be required under foreign or state securities laws (including insurance securities laws).

                  (n) This Agreement has been duly authorized, executed and delivered by each of the Offerors and constitutes the valid and binding obligation of each of the Offerors enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to the discretion of the court before which any proceeding therefor may be brought and except with respect to the obligations of the Offerors regarding indemnification and contribution as provided in Section 7 below).

                  (o) None of the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Subordinated Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach or violation of any of the terms or provisions of, or constitute a default under or require the consent of any party under the Certificate of Trust of the Trust or the amended and restated certificate of incorporation or bylaws of the Company or the articles or amended articles of incorporation and code of regulations or bylaws, as the case may be, of any Significant Subsidiary, any contract, indenture, mortgage, note, lease, agreement or other instrument to which either the Trust, the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or any applicable law, rule or regulation or any judgment, order or

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         decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any of its Significant Subsidiaries or any of their respective properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Trust, the Company or any of its Significant Subsidiaries except for such breaches, conflicts, violations or defaults which would not have a Material Adverse Effect. The Offerors have full power and authority to authorize, issue and sell the Securities and to consummate the transactions contemplated by the Subordinated Indenture and this Agreement, respectively.

                  (p) Except as disclosed in the Final Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects, except where the failure to possess such title would not have a Material Adverse Effect; and except as disclosed in the Final Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the failure to hold such property under such leases would not have a Material Adverse Effect.

                  (q) The Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own or possess such intellectual property rights or where the inability to acquire such intellectual property rights on reasonable terms would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights (including, without limitation, "The Best of America(R)" service mark) that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Nationwide Life Insurance Company is the owner, free and clear of any lien, claim or encumbrance of any kind, of the service mark "The Best of America(R)", which is a registered federal service mark.

                  (r) The Company and each of its Significant Subsidiaries hold all licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the Insurance Departments of the various states in which the Significant Subsidiaries write insurance business (the "Insurance Licenses")) which are necessary to the conduct of their respective businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company's Significant Subsidiaries that are insurance companies have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect; and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such


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         Insurance Licenses which individually or in the aggregate would have a
         Material Adverse Effect.

                  (s) Except as disclosed in the Final Prospectus, neither the Company nor any of its Significant Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the Company's knowledge, there is no pending investigation which might lead to such a claim.

                  (t) Except as disclosed in the Final Prospectus, there are no pending actions, suits or proceedings (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) against or affecting the Company, any of its Significant Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) are, to the Company's knowledge, threatened or contemplated.

                  (u) The consolidated financial statements and the notes thereto included in the Registration Statement and the Final Prospectus present fairly in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Final Prospectus and in any documents incorporated therein by reference as being prepared in accordance with the Statutory Accounting Practices (as hereinafter defined) or in the notes thereto, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing any pro forma financial information included in the Registration Statement, the Final Prospectus and any documents incorporated therein by reference provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments in the corresponding historical financial statement amounts.

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

                  (v) Except as disclosed in the Final Prospectus, since the date of the latest audited financial statements included in the Final Prospectus there has been no change, nor any development or event involving a prospective change, which has had, or would reasonably be expected to have, a Material Adverse Effect, and, except as disclosed in or contemplated by the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


                  (w) The Company is not and, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (x) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                  (y) The statutory financial statements of each of the Significant Subsidiaries that is an insurance company, from which certain ratios and other statistical data contained or incorporated by reference in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices and procedures of the National Association of Insurance Commissioners ("NAIC"), as prescribed or permitted by the Department of Insurance of the State of Ohio (the "Statutory Accounting Practices"); and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

                  (z) The Company has filed an application to list the Securities on the New York Stock Exchange ("NYSE") and will have received by the Closing Date notification that such listing has been approved subject to notice of issuance. The Securities will be registered under the Securities Exchange Act of 1934, as amended, prior to or concurrently with the offering of the Securities.

                  (aa) Each of the Significant Subsidiaries that is an insurance company has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws (as defined below) to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding insurance policies, annuity contracts and assumption certificates issued by any such Significant Subsidiary and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to use approved forms or to


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

         file or have approved such premium rates would not have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect.

                  (bb) Each of the Significant Subsidiaries that is a broker/dealer, where applicable, is registered with the Commission and with each other governmental authority with which it is required to register in order to conduct its business as now conducted, and is in compliance with all applicable United States federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders, permits, other requirements or rules of law (collectively, the "Laws"), except where the failure to comply would not have a Material Adverse Effect. Such Significant Subsidiaries have filed all forms, reports, statements and other documents required by Law to be filed by them with the Commission, all other reports (periodic or otherwise) and registration statements, including, without limitation, in connection with sales of variable annuity or variable life contracts, and all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents did not at the time they were filed (at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (cc) Each of the separate accounts of the Significant Subsidiaries that is an insurance company that is required to be registered as an investment company under the 1940 Act is so registered. All forms, reports, statements and other documents required by Law to be filed with the Commission by or on behalf of each of the separate accounts of such Significant Subsidiaries, including, without limitation, all registration statements and all amendments and supplements to all such registration statements, in connection with sales of variable life insurance policies and variable annuity contracts, have been so filed by or on behalf of such separate accounts, and all such forms, reports, statements and other documents, including, without limitation, those to be filed after the date hereof, did not at the time they were filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (dd) Except as set forth in the Final Prospectus, and with respect to all insurance issued:

                           (i) No outstanding insurance policy or annuity contract issued or assumed by any of the Company's Significant Subsidiaries that is an insurance company entitles the holder thereof or any other Person (as defined below) to receive dividends, distributions or other benefits based on the revenues or earnings of the Company or such Significant Subsidiary that is an insurance company or any other individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (each, a "Person").

                           (ii) To the Company's knowledge and the knowledge of
                  each of the Significant Subsidiaries that is an insurance company, no other party to any reinsurance, coinsurance or other similar agreement with any such Significant Subsidiary that is an insurance company is in default thereunder, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

                           (iii) Each annuity contract issued by any of the
                  Significant Subsidiaries that is an insurance company qualifies as an annuity contract under Section 72 of the Internal Revenue Code of 1986, as amended through the date hereof, except where the failure to so qualify would not have a Material Adverse Effect.

                  Any certificate required hereunder to be signed by any officer of the Company or Regular Trustees of the Trust and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Trust, as the case may be, as to matters covered thereby, to each Underwriter.

         3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Offerors agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, at a purchase price of $25.00 per share, the respective number of Securities set forth opposite the names of the Underwriters in Schedule I hereto.

                  Delivery of and payment for the Securities shall be made on October 19, 1998 at 10:00 AM, New York City time, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Offerors or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Offerors by wire transfer payable in same-day funds to an account specified by the Offerors. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  The Company agrees that, in view of the fact that the proceeds of the sale of the Securities will be invested in the Subordinated Debt Securities of the Company, it shall pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment of the proceeds therein, on the Closing Date, $0.7875 per Preferred Security.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         5. Certain Agreements of the Offerors. The Offerors agree with the several Underwriters that:

                  (a) The Offerors will use their respective best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Offerors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Offerors will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by either of the Offerors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Offerors will use their respective best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or Exchange Act, the Offerors will promptly (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 5, at the Company's expense, an amendment or supplement which will correct such statement or omission or effect such compliance, and
         (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives hard copies of the Registration Statement (four of which will be signed and include all exhibits), copies of each EDGAR filing of each Registration Statement (and confirmations for each EDGAR filing of each Registration Statement), each preliminary prospectus relating to the Securities, and, so long as delivery of a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Salomon Smith Barney requests (at the expense of such Underwriter at any time nine months or more after the time of issue of the Final Prospectus). The Final Prospectus shall be so furnished on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other documents shall be so furnished as soon as available. Except as set forth above, the Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (e) The Offerors will use their respective best efforts, in cooperation with the Underwriters, to arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution; provided, however, that neither of the Offerors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (f) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information as shall be furnished by the Company to its stockholders generally and as shall be reasonably requested by the Representatives.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Securities and approval of the transactions contemplated hereby by the NASD, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing Preliminary Final Prospectuses and Final Prospectuses (including any amendments and supplements thereto) to the Underwriters.

                  (h) The Offerors will notify Salomon Smith Barney of any material adverse change affecting any of their representations, warranties, agreements and indemnities herein at any time prior to payment to the Trust on the Closing Date.

                  (i) The Trust will use the proceeds received by it from the sale of the Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debt Securities, in the manner specified in the Final Prospectus under the caption "Use of Proceeds."

                  (j) The Company and the Trust will use its best efforts to list the Securities on the NYSE subject to notice of issuance and to register the Securities under the Exchange Act.

                  (k) The Company shall comply with Section 517.075, Florida Statutes, if prior to the completion of the distribution of the Securities it or any of its affiliates commences doing business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                  (l) Until November 13, 1998, neither of the Offerors will, without the prior written consent of Salomon Smith Barney, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by either of the Offerors or any affiliate thereof or any person in privity with either of the Offerors or any affiliate thereof) directly or indirectly, or announce the offering of, any preferred securities or preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of either of the Offerors, in each case, that are substantially similar to the Preferred Securities, or any securities convertible into, or exchangeable for the Preferred Securities or any such substantially similar securities.

                  (m) The Offerors will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the Securities.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Offerors herein, to the accuracy of the statements of the Offerors made pursuant to the provisions hereof, to the performance by the Offerors of their respective obligations hereunder and to the following additional conditions precedent:

         (a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect, except as provided in Schedule I hereto, that:

                  (i) in their opinion the financial statements and schedules audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A)  the unaudited financial statements
                           included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                                    (B)  at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the common stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated invested assets, total assets or stockholders' equity as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus; or

                                    (C)  for the period from the closing date of
                           the latest income statement included or incorporated by reference in the Registration Statement and the Final Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period for the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the Registration Statement and the Final Prospectus, in the total or per share amounts of total revenues or consolidated net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Preliminary Final or Final Prospectus discloses have occurred or may occur or which are described in such letter;

                           (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                           (iv) they have examined the statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, and in their opinion such statements, with respect to each such insurance subsidiary, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the appropriate Insurance Department of the state of domicile of such subsidiary, except as disclosed therein;

                           (v) with respect to any pro forma financial
                  information included or incorporated by reference in the Registration Statement, they have performed the procedures specified by the American Institute of Certified Public Accountants Statement on Standards for Attestation Engagements No. 1, "Reporting on Pro Forma Financial Statements"; and

                           (vi) on the basis of the procedures referred to in clause (v) above, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that any pro forma financial information and statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such pro forma financial information and statements for them to be in accordance with such requirements and generally accepted accounting principles.

                  (b) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the public offering or sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities or preferred securities (including trust preferred securities of any trust affiliated with the Company) of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement following the date hereof that any such organization has under surveillance or review its rating of any debt securities or preferred securities (including trust preferred securities of any trust affiliated with the Company) of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any downgrading of the financial and operating performance of the Company's insurance subsidiaries by A.M. Best Company that results in the Company's insurance subsidiaries being rated lower than A- (Excellent); (iii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any material change or decrease specified in the letter referred to in paragraph (j) of this Section 6 from the letter referred to in paragraph (a) of this Section 6; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel for the Company, to the effect that:

                           (i) the Company is an existing corporation in good
                  standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

                           (ii) the Subordinated Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act with respect to the Subordinated Debt Securities registered thereby; the Subordinated Debt Securities have been duly authorized by the Company, and when the Subordinated Debt Securities are delivered and paid for as described in the Final Prospectus, the Subordinated Indenture will have been duly executed and, assuming due authorization, execution and delivery thereof by the Trustee, delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles, and such Subordinated Debt Securities will have been duly executed, and, when authenticated in the manner provided for in the Subordinated Indenture and delivered against payment therefore as described in the Final Prospectus, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and will conform to the description thereof contained in the Final Prospectus;

                           (iii) the execution, delivery and performance of this
                  Agreement, the Declaration, the Preferred Securities, the Common Securities, the Subordinated Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the amended and restated certificate of incorporation or bylaws of the Company;

                           (iv) the Company and each of the Nationwide Trusts meet the requirements for use of Form S-3 under the regulations of the Act; the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) the statements in the Basic Prospectus and the
                  Final Prospectus under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Preferred Securities, the Junior Subordinated Debt Securities and the Guarantees," "Description of the Debt Securities," "Description of the Trust Preferred Securities" and "Description of the Preferred Securities Guarantee", insofar as they purport to constitute summaries of the terms of the documents referred to therein, fairly summarize the terms of such documents or fairly and accurately present the information disclosed therein in all material respects; the statements in the Final Prospectus under the heading "Certain Federal Income Tax Considerations" are true and correct in all material respects;

                           (vii) neither the Company nor the Trust is, and after
                  giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as defined under the Investment Company Act of 1940;

                           (viii) the Declaration has been duly authorized,
                  executed and delivered by the Company and the Regular Trustees; and the Declaration has been duly qualified under the Trust Indenture Act;

                           (ix) the Subordinated Debt Securities, each of the
                  Guarantees, the Subordinated Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                           (x) each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act;

                           (xi) the Company has filed an application to list the
                  Securities on the NYSE and has received notification that such listing has been approved subject to notice of issuance and the Securities have been registered under the Exchange Act.


         Such counsel also shall state that no facts have come to the attention of such counsel that have caused it to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion).

         In making the statement referred to in the preceding paragraph, such counsel shall state that their opinion and the belief are based upon their participation in the preparation of the Registration Statement, the Preliminary Final Prospectus and Final Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its subsidiaries, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, upon opinions of local counsel, which opinions shall state that they believe both you and they are justified in relying upon such certificates and opinions.

                           (e) The Representatives shall have received an
                  opinion, dated such Closing Date, from W. Sidney Druen, general counsel to the Company to the effect that:

                           (i) each of the Company's Significant Subsidiaries is an existing corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and the Company and each of the Company's Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned (directly or through subsidiaries) by the Company free from liens, claims, encumbrances and defects;

                           (ii) except for the Intercompany Agreement, there are no contracts, agreements or understandings between the Offerors and any person granting such person the right to require the Offerors to file a registration statement under the Act with respect to any securities of the Offerors owned or to be owned by such person or to require the Offerors to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Offerors under the Act;

                           (iii) no consent, approval, authorization or order of, or filing with, any U.S. Federal or state governmental agency or body or court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Offerors, except such as have been obtained and made under the

                  General Corporation Law of Delaware, the Act, the Exchange Act, the Rules and Regulations, the by-laws of the NASD, or the Trust Indenture Act and such as may be required under any federal or state laws;

                           (iv) none of the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Subordinated Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees, and the consummation of the transactions contemplated herein and therein, and compliance by the Offerors with their respective obligations hereunder and thereunder, did or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent of any party under the articles or amended articles of incorporation and code of regulations or bylaws, as the case may be, of any Significant Subsidiary, any contract, indenture, mortgage, note, lease, agreement or other instrument to which either the Trust, the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or any applicable law, Rule or Regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any of its Significant Subsidiaries or any of their respective properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Trust, the Company or any of its Significant Subsidiaries except for such breaches, conflicts, violations or defaults which would not have a Material Adverse Effect;

                           (v) each of the documents incorporated by reference in the Registration Statement or the Final Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the Exchange Act; and such counsel has no reason to believe that any of such documents, when such documents were last amended or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading;

                           (vi) the Company and each of its Significant Subsidiaries hold all licenses, certificates and permits from all governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of their respective businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company's Significant Subsidiaries that are insurance companies have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect; and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such Insurance Licenses which individually or in the aggregate would have a Material Adverse Effect;

                           (vii) all of the issued and outstanding Common
                  Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

         In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its Significant Subsidiaries, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and, as to matters involving the application of laws of any jurisdiction other than the State of Ohio or the United States, upon the familiarity of attorneys employed by the Nationwide Mutual Insurance Company, the ultimate controlling entity of the Company, under such counsel's supervision with the relevant laws of other jurisdictions.

                  (f) The Company shall have furnished to the Representatives the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, dated the Closing Date and addressed to the Representatives to the effect that:

                           (i) the Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the state of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                           (ii) under the Delaware Act and the Declaration, the
                  Trust has the trust power and authority to own property and conduct its business, all as described in the Final Prospectus;

                           (iii) the Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iv) under the Delaware Act and the Declaration, the
                  Trust has the trust power and authority to (i) execute and deliver, and to perform its obligations under, this Agreement and (ii) issue, and perform its obligations under, the Trust Securities;

                           (v) under the Delaware Act and the Declaration, the
                  execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Trust;

                           (vi) under the Delaware Act, the certificate attached to the Declaration as Exhibit A-l is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Trust Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph
                  (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration;

                           (vii) the Common Securities have been duly authorized
                  by the Declaration and are duly and validly issued and represent undivided beneficial interests in the assets of the Trust;

                           (viii) under the Delaware Act and the Declaration,
                  the issuance of the Trust securities is not subject to preemptive rights;

                           (ix) the issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debt Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder and thereunder will not violate
                  (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation; and

                           (x) with respect to the statements made in the Final
                  Prospectus under the caption "Description of the Preferred Securities," insofar as such statements are statements of Delaware law, such statements are fairly presented.

                  (g) The opinion of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) Wilmington Trust Company is a Delaware banking
                  corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) the execution, delivery and performance by
                  Wilmington Trust Company of the Declaration, the Preferred Securities Guarantee Agreement and the Subordinated Indenture have been duly authorized by all necessary corporate action on the part of the Wilmington Trust Company. The Declaration, the Preferred Securities Guarantee Agreement and the Subordinated Indenture have been duly executed and delivered by the Wilmington Trust Company;

                           (iii) the execution, delivery and performance of the
                  Declaration, the Preferred Securities Guarantee Agreement and the Subordinated Indenture by the Wilmington Trust Company are not prohibited by (i) the Charter or Bylaws of Wilmington Trust Company, or (ii) to the knowledge of such counsel, any other agreements or instruments to which Wilmington Trust Company is a party or by which Wilmington Trust Company is bound or any judgments, orders, or decrees applicable to Wilmington Trust Company; and

                           (iv) no consent, approval or a authorization of, or
                  registration with or notice to, any banking authority in the State of Delaware or the United States of America governing the trust powers of Wilmington Trust Company is required for the execution, delivery or performance by Wilmington Trust Company of the Declaration, the Preferred Securities Guarantee Agreement and the Subordinated Indenture.

                  (h) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Dewey Ballantine LLP may rely as to matters governed by the laws of the states in which such counsel is not licensed to practice upon the opinions of local counsel.

                  (i) The Representatives shall have received (i) a certificate of the President or any Vice-President and a principal financial or accounting officer of the Company and (ii) a certificate of the Trust signed by one Regular Trustee, in each case dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct in all material respects (except for representations and warranties which are qualified by materiality, Material Adverse Effect or similar qualifiers, which shall be true and correct in all respects); the Company or the Trust, as the case may be, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Rule 462(b) Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Final Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements incorporated by reference in the Registration Statement and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries which has or could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Final Prospectus or as described in such certificate.

                  (j) The Representatives shall have received a letter, dated such Closing Date, from KPMG Peat Marwick LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

                  (k) The Securities to be sold by the Trust at the Closing Date shall have been duly listed on the NYSE subject to notice of issuance and shall have been registered under the Exchange Act.

                  (l) At the Closing Date, the Preferred Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Underwriters a letter, dated the Closing Date, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities have Investment Grade ratings.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. Salomon Smith Barney may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

                  7. Indemnification and Contribution

                  (a) The Offerors agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page S-2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting" or "Plan of Distribution," (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c)  Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph
         (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriters' Compensation received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act, each officer of the Offerors who shall have signed the Registration Statement and each director of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate number of Securities that the Underwriters are obligated to purchase on such Closing Date, Salomon Smith Barney may make arrangements satisfactory to the Offerors for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Salomon Smith Barney and the Offerors for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Offerors, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this

Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Offerors and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Offerors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Offerors and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (vi) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Salomon Smith Barney Inc, 388 Greenwich Street, New York, New York 10013, Attention: Legal Department-- Brad Gans, or, if sent to the Company or the Trust, will be mailed, delivered or telegraphed and confirmed to it at Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio 43215, Attention: President (with a copy to the General Counsel); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by Salomon Smith Barney will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  The Company and the Trust hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 2(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 2(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Trust and the several Underwriters in accordance with its terms.



                              Very truly yours,




                              NATIONWIDE FINANCIAL SERVICES, INC.


                              By________________________________
                                Name:
                                Title:

                              NATIONWIDE FINANCIAL SERVICES
                              CAPITAL TRUST II

                              By Nationwide Financial Services, Inc., as Sponsor



                              By________________________________
                                Name:
                                Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.


SALOMON SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.


By  Salomon Smith Barney Inc.



By______________________________________
Name:
Title:

                                                SCHEDULE I

                                        Underwriters                                        Number of
                                        ------------                                     Securities to be
                                                                                            Purchased
                                                                                         -----------------
Salomon Smith Barney Inc................................................................        1,158,000
A.G. Edwards & Sons, Inc. ..............................................................        1,135,000
Morgan Stanley & Co. Incorporated ......................................................        1,135,000
PaineWebber Incorporated................................................................        1,135,000
Prudential Securities Incorporated......................................................        1,135,000
Credit Suisse First Boston Corporation..................................................        200,000
J.P. Morgan Securities Inc..............................................................        200,000
Bear, Stearns & Co. Inc.................................................................        93,000
BT Alex. Brown Incorporated.............................................................        93,000
CIBC Oppenheimer Corp...................................................................        93,000
Dain Rauscher Incorporated..............................................................        93,000
EVEREN Securities, Inc..................................................................        93,000
Goldman, Sachs & Co.....................................................................        93,000
J.C. Bradford & Co......................................................................        93,000
Legg Mason Wood Walker, Incorporated....................................................        93,000
Piper Jaffray Inc.......................................................................        93,000
Raymond James & Associates, Inc.........................................................        93,000
The Robinson-Humphrey Company, LLC......................................................        93,000
SG Cowen Securities Corp................................................................        93,000
Wheat First Securities, Inc.............................................................        93,000
Craigie Incorporated....................................................................        33,000
Fahenstock & Co. Inc....................................................................        33,000
Fidelity Capital Markets-- A division of National Financial Services Corporation
                                                                                                33,000
Fifth Third/The Ohio Company............................................................        33,000
First Albany Corporation................................................................        33,000
First of Michigan Corporation...........................................................        33,000
Gibraltar Securities Co.................................................................        33,000
Gruntal & Co., L.L.C....................................................................        33,000
Interstate/Johnson Lane Corporation.....................................................        33,000
J.J.B. Hillard, W.L. Lyons, Inc.........................................................        33,000
Janney Montgomery Scott Inc.............................................................        33,000
McDonald & Company Securities, Inc......................................................        33,000
Mesirow Financial, Inc..................................................................        33,000
Morgan Keegan & Company, Inc............................................................        33,000
Olde Discount Coporation................................................................        33,000
Roney & Co LLC..........................................................................        33,000
Stephens Inc............................................................................        33,000
TD Securities (USA) Inc.................................................................        33,000
Tucker Anthony Incorporated.............................................................        33,000

Utendahl Capital Partners, L.P..............................................  33,000
Wedbush Morgan Securities...................................................  33,000
                                                                           ---------
                                                                   Total:  8,000,000
                                                                           =========
